The Instructions accompanying the Letter of Transmittal should be read carefully before completing this Letter of Transmittal. Please contact Computershare Investor Services Inc. (the "Depositary") or your investment dealer, stock broker, bank, trust company or other financial advisor if you have any questions or require assistance in completing this Letter of Transmittal.

Offer to purchase up to 20,000,000 warrants of Hammerhead Energy
Inc. at a purchase price of US$1.00 per warrant (the "Purchase Price")

LETTER OF TRANSMITTAL

TO TENDER WARRANTS

OF HAMMERHEAD ENERGY INC.

PURSUANT TO THE OFFER TO PURCHASE

DATED APRIL 27, 2023

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN DAYLIGHT TIME) ON JUNE 2, 2023,
UNLESS THE OFFER IS WITHDRAWN, EXTENDED OR VARIED (SUCH DATE AND TIME, AS THEY
MAY BE EXTENDED, THE "EXPIRATION DATE")

The undersigned represents that I (we) have full authority to tender without restriction the certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a cheque representing a cash payment for warrants to purchase Class A common shares ("Warrants") of Hammerhead Energy Inc. ("Hammerhead") tendered pursuant to this Letter of Transmittal, for purchase by us at a price of US$1.00 per Warrant, to the holder of such Warrants in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions in the Offer to Purchase dated April 27, 2023 (together with any amendments, supplements or variations thereto, the "Offer to Purchase"), the accompanying Issuer Bid Circular (the "Circular") and this Letter of Transmittal (which, as amended or supplemented from time to time, together with the Offer to Purchase, the Circular and the Notice of Guaranteed Delivery, constitute the "Offer").

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING, IF APPLICABLE, YOUR CERTIFICATE(S) FOR WARRANTS TO THE DEPOSITARY AT ONE OF THE ADDRESSES SET FORTH BELOW. IF YOUR HOLDINGS ARE REPRESENTED BY A DIRECT REGISTRATION SYSTEM ADVICE (A "DRS ADVICE"), IT IS NOT NECESSARY TO SEND IN THE DRS ADVICE, HOWEVER, YOU ARE REQUIRED TO COMPLETE THIS LETTER OF TRANSMITTAL IN ORDER TO PARTICIPATE IN THE OFFER. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN THE ADDRESS OF THE DEPOSITARY AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO HAMMERHEAD OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

Offices of the Depositary, Computershare Investor Services Inc., for this Offer:

By Regular Mail

P.O. Box 7021

31 Adelaide Street East

Toronto, ON M5C 3H2

Attention: Corporate Actions

By Hand, Registered Mail or Courier

8th Floor, 100 University Avenue

Toronto, ON M5J 2Y1

Attention: Corporate Actions

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO THE DEPOSITARY AT
1-800-564-6253 (within North America); 1-514-982-7555 (outside North America)
OR E-MAIL: CORPORATEACTIONS@COMPUTERSHARE.COM

This Letter of Transmittal is to be used only if: (i) certificate(s) for Warrants are to be forwarded with it; or (ii) Warrants are held through DRS Advice(s) maintained by the transfer agent for the Warrants, Computershare Trust Company, N.A.

TO: HAMMERHEAD ENERGY INC.

AND TO:  COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

The undersigned delivers to Hammerhead the enclosed certificate(s) for Warrants and/or Warrants held through DRS Advice(s), subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer for such Warrants upon the terms and conditions contained in the Offer to Purchase and Circular. The following are the details of the enclosed certificate(s):

NAME(S) OF REGISTERED OWNER(S) (Please Fill in Exactly as Name(s) Appear(s) on Warrant Certificate(s) or DRS Advice(s))

DESCRIPTION OF WARRANTS TENDERED (Attach signed list if necessary) (See Instructions 3 and 4)
Warrant Certificate Number(s) (if applicable)(1)	Number of Warrants Represented by Certificate(s)/DRS Advice(s)	Number of Warrants Tendered(2)

TOTAL WARRANTS TENDERED:
Some or all of my Warrants are held in "book-based" position and are evidenced by DRS Advice(s).

__________

(1) If your Warrants are held through DRS Advices, you do not need to provide certificates for Warrants or DRS positions; however, DRS Advice holders wishing to accept the Offer do need to complete this Letter of Transmittal and deliver it to the Depositary.

(2) If you desire to tender fewer than all Warrants evidenced by any Warrant certificate(s) listed above or fewer than all Warrants held in a "book-based" position evidenced by a DRS Advice listed above, indicate in this column the number of Warrants you wish to tender. Otherwise, the number of Warrants evidenced by all certificates and DRS Advices referenced above will be deemed to have been tendered. See Instruction 4 in this Letter of Transmittal.

The "Instructions" set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

The undersigned hereby tenders to Hammerhead the above-described Warrants at the price per Warrant indicated in this Letter of Transmittal, payable in cash (net of applicable withholding taxes, if any) and upon the terms and subject to the conditions of the Offer.

The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used and not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase that accompanies this Letter of Transmittal. In the case of any inconsistency between the terms of this Letter of Transmittal and the Offer to Purchase, the terms of the Offer to Purchase shall prevail.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificate(s) for the Warrants tendered pursuant to the Offer, if applicable. Any financial institution that is a participant in CDS or DTC may make book-entry delivery of the Warrants through the online tendering systems of such clearing systems pursuant to which book-entry transfers may be effected by causing the applicable clearing systems to transfer such Warrants into the Depositary's account in accordance with such clearing system's procedures for such transfer and, in such cases, this Letter of Transmittal need not be completed in respect of such Warrants. Holders of Warrants ("Warrantholders") who, through their respective CDS or DTC participants, accept the Offer via a bookentry transfer of their holdings with CDS or through DTC's ATOP procedures, shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered to be a valid tender in accordance with the terms of the Offer. Warrantholders whose certificates are not immediately available or who cannot complete the book-entry transfer procedure or who cannot deliver to the Depositary their certificates for Warrants or all other documents which this Letter of Transmittal requires by the Expiration Date may only tender their Warrants according to the guaranteed delivery procedure set forth under the title "Procedure for Tendering Warrants" of the Offer to Purchase. See Instruction 2 in this Letter of Transmittal.

A Warrantholder who wishes to tender Warrants under the Offer and whose certificate is registered in the name of a broker, dealer, commercial bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to tender such Warrants under the Offer. If a broker, dealer, commercial bank, trust company or other nominee holds Warrants for a Warrantholder, it is likely such nominee has established an earlier deadline for that Warrantholder to act to instruct the nominee to accept the Offer on such Warrantholder's behalf. A Warrantholder should immediately contact the Warrantholder's broker, dealer, commercial bank, trust company or other nominee to confirm any earlier deadline.

Warrantholders should carefully consider the income tax consequences of tendering Warrants pursuant to the Offer. See Section 15 of the Circular "Income Tax Consequences".

Subject to and effective upon acceptance for purchase of the Warrants tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Hammerhead all rights, title and interest in and to all Warrants tendered hereby, and in and to any and all rights, benefits and claims in respect thereof or arising, or having arisen as a result of the undersigned's status as a Warrantholder and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Warrants or any of them on or after the date upon which the Warrants are taken up and paid for under the Offer, and hereby irrevocably constitutes and appoints the Depositary and any officer of Hammerhead as attorney-in-fact of the undersigned with respect to such Warrants, effective from the time Hammerhead takes up and pays for such Warrants, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) for such Warrants, if applicable, together with all accompanying evidences of transfer and authenticity, to or upon the order of Hammerhead upon receipt by the Depositary, as the undersigned's agent, of the Purchase Price;

(b) present certificate(s) for such Warrants, if applicable, for cancellation and transfer on the applicable securities register(s) of Hammerhead for such securities; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants, subject to the next paragraph, all in accordance with the terms of the Offer to Purchase and the Circular.

The undersigned hereby represents, warrants and covenants severally and not jointly that:

(a) the undersigned understands that tendering Warrants under any one of the procedures described in the Offer to Purchase and the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation that (i) the undersigned has a "net long position" in Warrants being tendered or equivalent securities at least equal to the Warrants tendered within the meaning of Rule 14e-4 under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such tender of Warrants complies with Rule 14e-4 under the Exchange Act;

(b) the undersigned is the owner of the number of Warrants represented by the Warrant certificate(s) described above and delivered herewith and the undersigned has good title to the Warrants represented by the said certificate(s), free and clear of all hypothecs, liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, and the undersigned has full power and authority to enter into this Letter of Transmittal and to tender, sell, assign and transfer the Warrants;

(c) when and to the extent Hammerhead accepts the Warrants for payment, Hammerhead will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be paid, issued, distributed, made or transferred on or in respect of such Warrants to Warrantholders of record on or prior to the date on which the Warrants are taken up and paid for under the Offer shall be for the account of the undersigned;

(d) on request, the undersigned will execute and deliver any additional documents that the Depositary or Hammerhead deems necessary or desirable to complete the assignment, transfer, and purchase of the Warrants tendered hereby;

(e) all information inserted by or on behalf of the undersigned in this Letter of Transmittal is accurate; and

(f) the undersigned has read and agrees to all of the terms of the Offer.

The names and addresses of the registered owners should be printed as they appear on the certificate(s) or DRS Advice(s) representing Warrants tendered hereby, as applicable. The certificate(s) or DRS Advice(s), as applicable, representing the number of Warrants that the undersigned wishes to tender should all be indicated in the appropriate boxes.

The undersigned understands that if the aggregate Purchase Price for the Warrants properly tendered, and not withdrawn, pursuant to the Offer (the "Tendered Warrants") by Warrantholders (the "Tendering Warrantholders") exceeds US$20,000,000, then the Tendered Warrants will be purchased on a pro rata basis according to the number of Warrants tendered (or deemed to be tendered) by the Tendering Warrantholders (with adjustments to avoid the purchase of fractional Warrants), except that "Odd Lot" tenders will not be subject to pro-ration. See "Offer to Purchase - Number of Warrants and Pro-Ration" in the Offer to Purchase. Hammerhead's determination as to pro-ration shall be final and binding on all parties, except as otherwise finally determined in a subsequent judicial proceeding or as required by law.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase and the Circular, in accordance with applicable laws, Hammerhead may terminate, extend or vary the Offer or may not be required to purchase any of the Warrants tendered hereby or may accept for payment, in accordance with the applicable proration provisions relating to Warrants tendered, fewer than all of the Warrants tendered hereby. The undersigned understands and acknowledges that certificate(s) for any Warrants not tendered or not purchased will be returned (in the case of certificate(s) representing Warrants all of which are not purchased) or replaced with DRS Advice(s) representing the balance of Warrants not purchased (in the case of certificate(s) or DRS Advice(s) representing Warrants of which less than all are purchased), promptly after the Expiration Date or termination of the Offer or the date of withdrawal, without expense to the Warrantholder, to the undersigned at the address indicated in Box A, unless otherwise indicated in Box B or unless certificate(s) for Warrants are to be held for pick-up by checking Box C below. The undersigned recognizes that Hammerhead has no obligation, pursuant to the instructions hereto, to transfer any certificate(s) for Warrants from the name of the registered owner if the Warrants are not purchased pursuant to the Offer.

The undersigned understands and acknowledges that acceptance of Warrants by Hammerhead for payment will constitute a binding agreement between the undersigned and Hammerhead, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer. Such agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties acknowledge that they have requested that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

The undersigned understands and acknowledges that payment for Warrants taken up by Hammerhead pursuant to the Offer will be made by Hammerhead by depositing the aggregate Purchase Price for such Warrants with the Depositary, which will act as agent for Warrantholders who have properly tendered Warrants in acceptance of the Offer and have not withdrawn them, for the purpose of receiving payment from Hammerhead and transmitting payment to such Warrantholders. The undersigned further understands and acknowledges that receipt by the Depositary from Hammerhead of payment for such Warrants will be deemed to constitute receipt of payment by such Warrantholders. Under no circumstances will interest be paid by Hammerhead or the Depositary, regardless of any delay in making such payment or otherwise.

The undersigned understands and acknowledges that each of Hammerhead and the Depositary, as applicable, shall be entitled to deduct and withhold from any payment to any Warrantholder pursuant to the Offer such amount as it is required to deduct or withhold from such payment under the Income Tax Act (Canada) (the "Tax Act"), or any provision of any applicable federal, provincial, territorial, state, local or foreign tax law, and remit such deducted or withheld amount to the appropriate government entity. To the extent that amounts are deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of the Offer as having been paid to the Warrantholder to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate government entity.

The undersigned instructs Hammerhead and the Depositary to issue a cheque or make payment by wire for the Purchase Price (less applicable withholding taxes, if any) for such Warrants that are purchased pursuant to the Offer as indicated above and mailed by prepaid mail to the address indicated in Box A, unless otherwise indicated in Box B or Box C. Such payment will be received in US dollars.

All authority conferred or agreed to be conferred by this Letter of Transmittal is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If a Warrant certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box I - "Lost, Stolen or Destroyed Certificates" should be completed as fully as possible and forwarded to the Depositary, together with a letter describing the loss, theft or destruction and providing a telephone number. The Depositary will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain a replacement DRS Advice and the payment of the required lost certificate fee.

BOX A

PAYMENT INSTRUCTIONS

(See Instructions 1, 4, 5 and 7)

Issue cheque and/or DRS Advice(s) in the name of (please print):

Name: _______________________________________

Street Address and Number: _______________________________________

City and Province or State: _______________________________________

Country and Postal (Zip) Code: _______________________________________

Social Insurance or Social Security Number: _______________________________________

(Recipients in U.S. to Complete Internal Revenue Service ("IRS") Form W-9) (See Instruction 11)

BOX B

DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 5 and 7)

Send cheque and/or DRS Advice(s) to (unless Box C is checked):

Name: _______________________________________

Street Address and Number: _______________________________________

City and Province or State: _______________________________________

Country and Postal (Zip) Code: _______________________________________

BOX C HOLD FOR PICK-UP or WIRE
☐	Hold DRS Advice(s) for Warrants and/or cheques for pick-up.
☐	Wire proceeds (complete Box J).

BOX D

ODD LOTS

(See Instruction 6)

To be completed ONLY if Warrants are being tendered by or on behalf of persons owning beneficially an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date.

The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date, all of which are tendered, or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Warrants with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date and is tendering all of such Warrants.

BOX E JURISDICTION OF RESIDENCE ALL WARRANTHOLDERS MUST COMPLETE THIS BOX (See Instruction 11) (Please check the appropriate box)
I/we hereby declare that the registered holder(s) of the certificate(s) or DRS Advice(s) tendered hereunder:
☐ IS/ARE
☐ IS/ARE NOT resident(s) of the United States.
U.S. Warrantholders must complete Form W-9.

BOX F NOTICE OF GUARANTEED DELIVERY
☐

Check here if certificate(s) for tendered Warrants are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Owner(s): ________________________________________

Date of Execution of Notice of Guaranteed Delivery: ________________________________________

Name of Eligible Institution Which Guaranteed Delivery: ________________________________________

BOX G

WARRANTHOLDER(S) SIGN HERE

(See Instructions 1 and 5)

(Recipients in the U.S.: Please Complete Form W-9) (See Instruction 11)

Must be duly executed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or DRS Advice(s) or by person(s) authorized to become registered owner(s) by certificate(s) or DRS Advice(s) and documents transmitted with this Letter to Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other legal representative acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.

Authorized Signature(s): ________________________________________

(Warrantholder(s) or Legal Representative)

Name(s): ________________________________________

Capacity: ________________________________________

Address: ________________________________________________________________________________

(Include Postal Code or Zip Code)

Area Code and Telephone Number: ________________________________________

TIN; SSN; SIN: ________________________________________

U.S. Warrantholders must provide their Taxpayer Identification No.; Canadian Warrantholders must provide their Social Insurance No.

Date: _________________________________________

BOX H

SIGNATURE GUARANTEE

(See Instructions 1 and 5)

Authorized Signature(s): ____________________________________

(Guarantor)

Name: ________________________________________

Title: ________________________________________

Firm: ________________________________________

Address: __________________________________________________________________________________

(Include Postal Code or Zip Code)

Area Code and Telephone Number: ________________________________________

E-mail Address: ________________________________________

Date: _________________________________________

BOX I LOST, STOLEN OR DESTROYED CERTIFICATES To be completed ONLY if certificate(s) representing Warrants being tendered have been lost, stolen or destroyed. The undersigned has either (check one):
☐	lost their certificate(s) representing Warrants;
☐	had their certificate(s) representing Warrants stolen; or
☐	had their certificate(s) representing Warrants destroyed.

If certificate(s) representing Warrants has been lost, stolen or destroyed, this Letter of Transmittal, including this Box I, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Depositary. The Depositary will respond with the replacement requirements.

BOX J

WIRE PAYMENT*

*PLEASE NOTE THAT THERE IS A US$100 (PLUS APPLICABLE TAXES) BANKING FEE ON WIRE PAYMENTS. ALTERNATIVELY, CHEQUE PAYMENTS ARE ISSUED AT NO ADDITIONAL COST

*IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, THE DEPOSITARY WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF THE DEPOSITARY CANNOT CORRECT THE ISSUE PROMPTLY, A CHEQUE WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD.  NO FEES WILL BE CHARGED

Please provide email address and phone number in the event that the Depositary needs to contact you for corrective measures:

EMAIL ADDRESS: _______________________________________

PHONE NUMBER: _______________________________________

**Beneficiary Name(s) that appears on the account at your financial institution - this MUST be the same name and address that your Warrants are registered to

**Beneficiary Address (Note: PO Boxes will not be accepted) **Province/State **Postal Code/Zip Code	**City

**Beneficiary Bank/Financial Institution

**Bank Address **Postal Code/Zip Code	**City	**Province/State

PLEASE ONLY COMPLETE THE APPLICABLE BOXES BELOW, AS PROVIDED BY YOUR FINANCIAL INSTITUTION. YOU ARE NOT REQUIRED TO COMPLETE ALL BOXES

**Bank Account No. ABA/Routing No. (US Banks)	Bank No. & Transit No. (Canadian Banks)

	(3 digits & 5 digits)	(9 digits)

SWIFT or BIC Code	IBAN Number	Sort Code (GBP)

(11 characters - if you only have eight, put 'XXX' for the last three)

Additional Notes and special routing instructions:

** Mandatory fields

INSTRUCTIONS

Forming Part of the Terms of the Offer

1. Signature Guarantees. No guarantee of a signature is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the Warrants tendered with this Letter of Transmittal exactly as the name of the registered holder appears on the DRS Advice(s) or, if applicable, Warrant certificate(s) tendered herewith, and payment and delivery are to be made directly to such registered holder pursuant to the information provided in Box G above; or

(b) such Warrants are tendered for the account of a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an "Eligible Institution"). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box H - "Signature Guarantee". See Instruction 5 in this Letter of Transmittal.

2. Delivery of Letter of Transmittal and Certificate(s); Guaranteed Delivery Procedures. Certificate(s) for all physically tendered Warrants, unless Warrants are represented by DRS Advice(s), together with a properly completed and duly executed Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Warrants held in CDS) or an Agent's Message (in the case of Warrants held in DTC), and any other documents required by this Letter of Transmittal, should be hand delivered, couriered or mailed to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date. Delivery of this Letter of Transmittal to an address, other than as set forth above, does not constitute a valid delivery.

Warrantholders who wish to tender Warrants pursuant to the Offer and cannot deliver certificate(s) for such Warrants or time will not permit all required documents to reach the Depositary by the Expiration Date, may only tender their Warrants by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, substantially in the form provided by Hammerhead through the Depositary to the Depositary, at its office in Toronto, Ontario as set out in the Notice of Guaranteed Delivery by the Expiration Date and by otherwise complying with the guaranteed delivery procedure as set forth in the Offer to Purchase under "Procedure for Tendering Warrants - Guaranteed Delivery". Pursuant to such guaranteed delivery procedure, all tendered Warrants (including original Warrant certificate(s), if such Warrants are held in certificate form) in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof), or in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Warrants held by CDS) or an Agent's Message (in the case of Warrant held by DTC), with signatures that are guaranteed if so required in accordance with this Letter of Transmittal, and any other documents required by this Letter of Transmittal, are received by the Toronto, Ontario office of the Depositary before 5:00 p.m. (Eastern Daylight Time) on or before the second trading day on the Toronto Stock Exchange and the Nasdaq Stock Market after the Expiration Date.

The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by e-mail transmission to office of the Depositary at the addresses set forth in the Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. For Warrants to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiration Date.

Notwithstanding any other provision hereof, payment for Warrants tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Warrants, if applicable, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) relating to such Warrants, with signatures that are guaranteed if so required, and any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, a Book- Entry Confirmation through the CDSX system (in the case of Warrants held in CDS) or an Agent's Message (in the case of Warrants held in DTC).

The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

The method of delivery of all documents, including certificate(s) for Warrants, is at the election and risk of the tendering Warrantholder. If delivery is by mail, registered mail, properly insured, is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date. Delivery of a certificate representing Warrants, if applicable, will only be made upon actual receipt of such certificate representing such Warrants, if applicable, by the Depositary.

Hammerhead will not purchase any fractional Warrants, nor will it accept any alternative, conditional or contingent tenders. All tendering Warrantholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it), waive any right to receive any notice of the acceptance of their tender.

Under no circumstances will interest be paid by Hammerhead or the Depositary by reason of any delay in making payment to any person using the guaranteed delivery procedures, including without limitation any delay arising because the Warrants to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Warrants is not made until after the date the payment for the tendered Warrants accepted for payment pursuant to the Offer is to be made by Hammerhead.

3. Inadequate Space. If the space provided in any Box is inadequate, attach a separate signed document to this Letter of Transmittal.

4. Partial Tender and Unpurchased Warrants. If fewer than all of the Warrants evidenced by any certificate or held through a DRS Advice are to be tendered, fill in the number of Warrants which are to be tendered in the box entitled "Number of Warrants Tendered". In such case, if any tendered Warrants are purchased pursuant to the Offer, a DRS Advice for the remainder of the Warrants evidenced by the old certificate(s) or DRS Advice(s) will be issued and sent to the address indicated in Box A, unless otherwise indicated in Box B on this Letter of Transmittal, promptly after the Expiration Date, or unless the DRS Advice for Warrants are to be held for pick-up by checking Box C. All Warrants represented by the certificate(s) listed and delivered to the Depositary or noted as held through DRS are deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Power and Endorsements.

(a) If Box G in this Letter of Transmittal is signed by the registered owner(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s), or on the register of the Depositary if such Warrants are held in "book-based" position and represented by DRS Advice(s) without any change whatsoever.

(b) If the Warrants are registered in the names of the two or more joint owners, each such owner must sign in Box G in this Letter of Transmittal.

(c) If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) When this Letter of Transmittal is duly executed by the registered owner(s) of the Warrants listed and transmitted hereby, no endorsements of certificate(s) representing such Warrants or separate stock powers are required unless payment is to be made, or DRS Advice(s) for Warrants not tendered by the undersigned or not purchased by Hammerhead, are to be returned or issued to a person other than the registered owner(s). Any signature(s) required on such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is duly executed by a person other than the registered owner of the certificate(s) or DRS Advice(s) listed, the certificate(s) or DRS Advice(s), as applicable, must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate(s) or DRS Advice(s), and signatures on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1 in this Letter of Transmittal.

(e) If this Letter of Transmittal or any certificate(s) or stock powers, if applicable, are duly executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Hammerhead or the Depositary of their authority to so act.

6. Odd Lots. As described in Section 3 of the Offer to Purchase, "Number of Warrants and Proration", if Hammerhead is to purchase less than all Warrants tendered by the Expiration Date, the Warrants purchased first will consist of all Warrants so tendered by any Warrantholder who will own beneficially, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Warrants and who tenders all of their Warrants. This preference will not be available unless Box D - "Odd Lots" is completed. Furthermore, partial tenders will not qualify for this preference and this preference is not available to a Warrantholder who holds separate certificates for fewer than 100 Warrants in different accounts if such Warrantholder beneficially owns in the aggregate 100 or more Warrants.

7. Payment and Delivery Instructions. The signatory of this Letter of Transmittal must identify to whom a cheque and/or DRS Advice(s) should be issued by completing Box A. Such cheque or DRS Advice(s) will be sent to the address indicated in Box B, unless a cheque evidencing payment for Warrants tendered or the DRS Advice for the Warrants are to be held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, in which case Box C on this Letter of Transmittal must be completed.

8. Lost Certificates. If a Warrant certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss, to the Depositary. The Depositary will respond with the replacement requirements, which must be properly completed and submitted in good order to the Depositary on or prior to the Expiration Date.

9. Irregularities. All questions as to the number of Warrants to be taken up, the price to be paid therefor, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants will be determined by Hammerhead, in its sole discretion, which determination will be final and binding on all parties. Hammerhead reserves the absolute right to reject any or all tenders of Warrants determined by it in its sole discretion not to be in proper form nor completed in accordance with the instructions herein and in the Offer or the acceptance for payment of, or payment for, which may, in the opinion of Hammerhead's counsel, be unlawful. Hammerhead also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular Warrants and Hammerhead's interpretation of the terms of the Offer (including the instructions in the Offer to Purchase and this Letter of Transmittal) will be final and binding on all parties. No individual tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Hammerhead shall determine. None of Hammerhead, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice. Hammerhead's interpretation of the terms and conditions of the Offer to Purchase (including this Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding, except as otherwise finally determined in a subsequent judicial proceeding or as required by law.

10. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Depositary at the addresses and telephone numbers set forth herein. Additional copies of the Offer to Purchase, the Circular and this Letter of Transmittal and copies of the Notice of Guaranteed Delivery may be obtained from the Depositary or from your local broker, dealer, commercial bank, or trust company.

11. Form W-9. Each U.S. Warrantholder tendering Warrants to the Depositary is required to provide the Depositary with a correct U.S. taxpayer identification number ("TIN") (which is generally the Warrantholder's social security or federal employer identification number) and certain other information, on IRS Form W-9 (http://www.irs.gov/pub/irs-pdf/fw9.pdf). Failure to timely provide a correct TIN on IRS Form W-9 may subject the tendering U.S. Warrantholder to U.S. federal backup withholding tax on the gross amount of any payments made to such U.S. Warrantholder and, in certain cases, penalties.

12. Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

13. Privacy Notice. The Depositary is committed to protecting your personal information. In the course of providing services to you and the Depositary's corporate clients, the Depositary receives non-public personal information about you-from transactions the Depositary performs for you, forms you send to the Depositary, other communications the Depositary has with you or your representatives, etc. This information could include your name, contact details (such as residential address, correspondence address, email address), social insurance number, survey responses, securities holdings and other financial information. The Depositary uses this to administer your account, to better serve your and the Depositary's clients' needs and for other lawful purposes relating to the Depositary's services. The Depositary may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides. Where the Depositary shares your personal information with other companies to provide services to you, it ensures they have adequate safeguards to protect your personal information. Computershare also ensures the protection of rights of data subjects under the General Data Protection Regulation, where applicable. The Depositary has prepared a Privacy Code to tell you more about its information practices, how your privacy is protected and how to contact the Depositary's Chief Privacy Officer. It is available at the Depositary's website, www.computershare.com, or by writing to the Depositary at 100 University Avenue, 8th Floor Toronto, Ontario, M5J 2Y1. The Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to the Depositary so doing.

IMPORTANT: This Letter of Transmittal or manually signed photocopy of it (together with certificate(s) for Warrants, if applicable, and all other required documents) or the Notice of Guaranteed Delivery, where applicable, must be received by the Depositary on or before the Expiration Date unless Warrants are properly tendered by a Book-Entry Confirmation through the CDSX system (in the case of Warrants held in CDS) or an Agent's Message (in the case of Warrants held in DTC) on or before the Expiration Date.

Warrantholders should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.

IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS

In order to avoid potential backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. Warrantholder tendering Warrants must, unless an exemption applies, provide the Depositary with such U.S. Warrantholder's TIN, certify under penalties of perjury that such TIN is correct, and provide certain other certifications by completing IRS Form W-9 (http://www.irs.gov/pub/irs-pdf/fw9.pdf). If a U.S. Warrantholder does not provide its correct TIN or fails to provide the required certifications on IRS Form W-9, the IRS may impose a penalty of US$50 on such U.S. Warrantholder and payments to such U.S. Warrantholder pursuant to the Offer may be subject to backup withholding currently, at a rate of 24%. All U.S. Warrantholders tendering Warrants pursuant to the Offer should complete and sign IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Hammerhead and the Depositary).

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the U.S. Warrantholder subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. Warrantholder upon filing a U.S. federal income tax return.

Certain U.S. Warrantholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are generally not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Warrantholders should indicate their exempt status on their IRS Form W-9. U.S. Warrantholders are urged to consult their tax advisors to determine whether they are exempt from backup withholding and associated reporting requirements.

ALL U.S. WARRANTHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE HOW THE FOREGOING BACKUP WITHHOLDING AND REPORTING REQUIREMENTS APPLY TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.